REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Sound Concepts, Inc.
American Fork, UT

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sound Concepts, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement, whether due to error fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.

Los Angeles, California
November 14, 2018

We have served as the Company’s auditor since 2018

Sound COncepts, inc.

Balance Sheets

	June 30, 2018	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,000	$78,000	$226,000
Accounts receivable, net	726,000	911,000	647,000
Inventory, net	401,000	307,000	485,000
Prepaid expenses	50,000	95,000	84,000
Advance to related party	29,000	46,000	32,000
Total current assets	1,469,000	1,437,000	1,474,000

Property and equipment, net	90,000	46,000	100,000
Other assets	11,000	11,000	21,000
TOTAL ASSETS	$1,570,000	$1,494,000	$1,595,000
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$411,000	$679,000	$1,191,000
Accrued expenses and payroll	104,000	226,000	166,000
Customer deposits	206,000	145,000	224,000
Deferred revenue	534,000	472,000	287,000
Credit line payable	175,000	280,000	-
Total current liabilities	1,430,000	1,802,000	1,868,000

Note payable	35,000	6,000	26,000
TOTAL LIABILITIES	1,465,000	1,808,000	1,894,000

Commitments and contingencies

Stockholders’ Equity (Deficit):
Common stock, $.001 par value; 129,000 shares authorized; 122,000 shares issued and outstanding	3,000	3,000	3,000
Additional paid-in capital	465,000	465,000	465,000
Treasury stock	(445,000)	(445,000)	(445,000)
Retained earnings (accumulated deficit)	82,000	(337,000)	(322,000)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	105,000	(314,000)	(299,000)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,570,000	$1,494,000	$1,595,000

The accompanying notes are an integral part of these financial statements.

F-1

Sound Concepts, inc.

Statements of Operations

	Six Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2018	2017	2017	2016
	(Unaudited)	(Unaudited)
Revenue, net	$5,856,000	$6,917,000	$11,546,000	$12,680,000
Cost of revenue	2,959,000	3,654,000	6,293,000	8,613,000
Gross margin	2,897,000	3,263,000	5,253,000	4,067,000
Operating expenses:
Research and development	1,011,000	629,000	1,731,000	1,390,000
General and administrative	1,479,000	2,010,000	3,530,000	3,419,000
Total operating expenses	2,490,000	2,639,000	5,261,000	4,809,000
Income (loss) from operations	407,000	624,000	(8,000)	(742,000)

Other income (expense)	12,000	-	(7,000)	(3,000)

Net income (loss)	$419,000	$624,000	$(15,000)	$(745,000)

The accompanying notes are an integral part of these financial statements.

F-2

Sound Concepts, inc.

Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid-in	Treasury	Retained Earnings (Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Stock	Deficit)	(Deficit)
Balance—December 31, 2015	122,000	$3,000	$465,000	$(445,000)	$423,000	$446,000

Net loss					(745,000)	(745,000)

Balance—December 31, 2016	122,000	3,000	465,000	(445,000)	(322,000)	(299,000)

Net loss					(15,000)	(15,000)

Balance—December 31, 2017	122,000	3,000	465,000	(445,000)	(337,000)	(314,000)

Net income					419,000	419,000

Balance—June 30, 2018 (unaudited)	122,000	$3,000	$465,000	$(445,000)	$82,000	$105,000

The accompanying notes are an integral part of these financial statements.

F-3

Sound Concepts, Inc.

Statements of Cash Flows

	Six Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2018	2017	2017	2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$419,000	$624,000	$(15,000)	$(745,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Allowance for doubtful accounts	84,000	(31,000)	(24,000)	7,000
Inventory reserve	39,000	82,000	(76,000)	95,000
Gain from disposal of property and equipment	(20,000)	-	-	-
Depreciation of property and equipment	26,000	29,000	59,000	67,000
Changes in operating assets and liabilities:
Accounts receivable	101,000	(260,000)	(240,000)	(15,000)
Inventory	(133,000)	145,000	254,000	(373,000)
Prepaid expenses	45,000	46,000	(11,000)	(16,000)
Other assets	-	10,000	10,000	(1,000)
Accounts payable	(268,000)	(620,000)	(512,000)	755,000
Accrued liabilities and payroll	(122,000)	(54,000)	60,000	70,000
Customer deposits	61,000	(170,000)	(79,000)	88,000
Deferred revenue	62,000	121,000	185,000	40,000
Net cash provided by (used in) operating activities	294,000	(78,000)	(389,000)	(28,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(50,000)	(7,000)	(5,000)	(8,000)
Net cash used in investing activities	(50,000)	(7,000)	(5,000)	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance to related party	17,000	7,000	(14,000)	(32,000)
Credit line payable	(105,000)	-	280,000	-
Notes payable	29,000	(10,000)	(20,000)	(19,000)
Net cash provided by (used in) financing activities	(59,000)	(3,000)	246,000	(51,000)

NET (DECREASE)/INCREASE IN CASH	185,000	(88,000)	(148,000)	(87,000)
CASH — BEGINNING OF PERIOD	78,000	226,000	226,000	313,000
CASH — END OF PERIOD	$263,000	$138,000	$78,000	$226,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$7,000	$-	$2,000	$-

The accompanying notes are an integral part of these financial statements.

F-4

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 1. Description of Business and Basis of Presentation

Nature of Business

Sound Concepts, Inc. provides digital marketing and sales support services, including a video-based sales application, to the direct sales industry. Currently, we service approximately 75 clients in the network marketing and affiliate marketing sector, which include Isagenix, Vasayo, Nu Skin, Nerium, Forever Living, Seacret, among many others. Our sales application, offered as a SaaS application, is known as Brightools and is designed specifically to meet the needs of direct sales representatives. Brightools provides recruiting tools, sales representative training, and education tools, as well as instant notification capabilities to notify users when a prospect has engaged in shared content. Brightools also tracks customer purchases and allows corporate to monitor field activity to track the effectiveness of campaigns as well as compliance. Brightools is currently in use in over 48 different countries and has more than 360,000 current users.

Sound Concepts was founded in year 1979 and has been a privately held company. Its headquarters is in American Fork, Utah, with 87 employees as of June 30, 2018.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited financial statements of the Company for the six months ended June 30, 2018 and 2017 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all normal and recurring adjustments necessary to fairly present the interim periods of unaudited financial results of operations and cash flows of the Company for the periods presented. Operating results for interim periods are not necessarily indicative of operating results for the entire fiscal year or any other future periods.

Use of Estimates

The Company’s financial statements are prepared in conformity with GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. The accounting estimates and assumptions that require management’s most significant, difficult, and subjective judgment include the collectability of accounts receivable, inventory obsolescence, assessment of useful lives and recoverability of long-lived assets, and accruals for potential liabilities, among others. Actual results experienced by the Company may differ from management’s estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

F-5

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Accounts are insured by the FDIC up to $250,000. As of June 30, 2018, December 31, 2017 and 2016, the Company held cash balances in excess of federally insured limits.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the years ended December 31, 2017 and 2016, as well as for the six months ended June 30, 2018 and 2017:

	Six Months Ended	Six Months Ended	Year Ended	Year Ended
	June 30,	June 30,	December 31,	December 31,
	2018	2017	2017	2016
	Unaudited	Unaudited
Sound Concept’s largest customers are presented below as a percentage of Sound Concept’s aggregate:

Revenue	15% of revenue from one customer	25%, 16% and 14% of revenue, or 55% of revenue in the aggregate	17%, 17% and 11% of revenue, or 45% of revenue in the aggregate	38% and 12% of revenue, or 50% of revenue in the aggregate

Accounts receivable	19%, 15% and 12% of accounts receivable, or 46% of accounts receivable in the aggregate	22%, 20% and 15% of accounts receivable, or 57% of accounts receivable in the aggregate	24%, 13% and 13% of accounts receivable, or 50% of accounts receivable in the aggregate	38% and 10% of accounts receivable, or 48% of accounts receivable in the aggregate

Sound Concept’s largest vendors are presented below as a percentage of Sound Concept’s aggregate:

Purchase	None over 10%	11% of purchase from one vendor	None over 10%	15% of purchase from one vendor

Accounts payable	22% of accounts payable to one vendor	12% of accounts payable to one vendor	14% of accounts payable to one vendor	21%, 16% and 11% of accounts payable, or 48% of accounts payable in the aggregate

F-6

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, Continued

Allowance for Doubtful Accounts

Accounts receivable are stated at a gross invoice amount less an allowance for doubtful accounts. The Company continually monitors customer payments and maintains a reserve for estimated losses resulting from its customers' inability to make required payments. In determining the reserve, the Company evaluates the collectability of its accounts receivable based upon a variety of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer's ability to meet its financial obligations, the Company records a specific allowance against amounts due. For all other customers, the Company recognizes allowances for doubtful accounts based on its historical write-off experience in conjunction with the length of time the receivables are past due, customer creditworthiness, geographic risk and the current business environment. Actual future losses from uncollectible accounts may differ from the Company's estimates.

The allowance for doubtful accounts was $94,000 as of June 30, 2018, $10,000 and $34,000 as of December 31, 2017 and 2016, respectively.

Inventory

Inventory is recorded at lower of cost or market as determined on a first-in, first-out basis.

The valuation of inventory requires us to estimate obsolete and excess inventory, as well as inventory that is not of saleable quality. We compare the estimate of future demand to work in process and finished goods inventory levels to determine the amount, if any, of obsolete or excess inventory. If our demand forecast for specific products is greater than actual demand and we fail to reduce manufacturing output accordingly, we could be required to write off inventory.

For customized inventory per customer requests, the Company reserved certain portion based on the inventory purchase time and the reminder inventory balance.

Inventory reserves were $136,000 as of June 30, 2018, and were $97,000 and $173,000 as of December 31, 2017 and 2016 respectively.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives:

Computers	3 years
Furniture and fixture	5 years
Machinery and equipment	5 years
Software	3 years
Vehicles	5 years

Expenditures that materially increase asset life are capitalized, while ordinary maintenance and repairs are expensed as incurred. The Company capitalizes the costs of purchased software licenses and consulting costs to implement the software for internal use. These costs are included in the caption “equipment, furniture and other” in the balance sheets.

Depreciation expense is included in the caption “general and administrative expense” in the statements of operations.

F-7

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables, approximate their fair values because of the short maturity of these instruments.

Impairment of long-lived assets

Long-lived assets primarily include property and equipment. In accordance with the provision of ASC 360, the Company generally conducts its annual impairment evaluation of its long-lived assets in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate.

As at June 30, 2018, December 31, 2017 and 2016, the Company determined there were no indicators of impairment of its property and equipment.

Revenue Recognition

The Company derives its revenue primarily from providing digital marketing and sales support services, from customized print products and training materials, to branded apparel and digital tools, as demanded by its customers. Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, and collectability of the resulting receivable is reasonably assured. Determining whether and when these criteria have been satisfied requires the Company to make assumptions and judgments that could have a significant impact on the timing and amount of revenue it reports.

The Company also charges certain customers setup or installation fees for the creation and development of websites and phone application. These fees are accounted as part of deferred revenues and amortized over the estimated life of the agreement.

The Company adopted ASC 606 starting January 1st, 2018 around its revenue from contracts with customers. The adoption did not have a significant impact on the Company’s revenue recognition including its set-up income from customers. Refer to "Note 3 - Recent Accounting Pronouncements" for a detailed discussion.

F-8

sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Cost of Revenues

Cost of revenues primarily consists of the purchase price of consumer products, digital content costs, packaging supplies, and inbound and outbound shipping costs. Shipping costs to receive products from our suppliers are included in our inventory, and recognized as cost of sales upon sale of products to our customers.

Research and Development Costs

Research and development costs consist primarily of salaries and fees paid to both employees and third parties for the development of Company’s platform to upgrade its functionality and to provide better service to its customers. We seek to invest efficiently in numerous areas of technology and content so we may continue to enhance the customer experience and improve our process efficiency through rapid technology developments, while operating at an ever increasing scale. We expect spending in technology and content to increase over time as we continue to add employees and technology infrastructure.

Advertising Costs

Advertising costs consists of trade shows and marketing expenses. Agreements do not provide for guaranteed renewal and may be terminated by the Company without cause. Such advertising costs are charged to expense as incurred and reported as part of general and administrative expenses in the accompanying statement of operations.

During the periods ended June 30, 2018 and 2017, advertising costs amounted to $12,000 respectively and was recorded as part of general and administrative expense in the accompanying statements of operations.

During the years ended December 31, 2017 and 2016, advertising costs amounted to $24,000 and $19,000 respectively, and was recorded as part of general and administrative expense in the accompanying statements of operations.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

There was no taxable income and therefore no distributions in the years ended December 31, 2017 and 2016 respectively, as well as in the six months ended June 30, 2018 and 2017 respectively.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued Accounting Standards Update No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) (ASU 2016-08) which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new standard further requires new disclosures about contracts with customers, including the significant judgments the company has made when applying the guidance. The Company adopted the new standard effective January 1, 2018, using the modified retrospective transition method. The adoption of this guidance did not have a material impact on our financial statements and our internal controls over financial reporting.

F-9

sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 2. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. This guidance will be effective for us in the first quarter of 2019 on a modified retrospective basis and early adoption is permitted. We will adopt the new standard effective January 1, 2019. While we continue to evaluate the effect of adopting this guidance on our financial statements and related disclosures, we expect our operating leases, as disclosed in “Note 7 — Commitments and Contingencies”, will be subject to the new standard. We will recognize right-of-use assets and operating lease liabilities on our balance sheets upon adoption, which will increase our total assets and liabilities.

Note 3. Accounts Receivable

Accounts receivable, net consisted of the following:

	June 30,	December 31,
	2018	2017	2016
	Unaudited
Accounts receivable	$820,000	$921,000	$681,000
Less allowance for doubtful accounts	(94,000)	(10,000)	(34,000)
Total accounts receivable, net	$726,000	$911,000	$647,000

During the period ended June 30, 2018 and 2017, the Company recovered bad debt expense of $3,000 and recognized bad debt expense of $107,000, respectively, which was reported as part of Operating Expenses in the accompanying statement of operations.

During the year ended December 31, 2017 and 2016, the Company recognized bad debt expense of $81,000 and $78,000, respectively, which was reported as part of Operating Expenses in the accompanying statement of operations.

Note 4. Inventory

	June 30,	December 31,
	2018	2017	2016
	Unaudited
Raw materials	$75,000	$64,000	$23,000
Finished goods	462,000	340,000	635,000
Total inventory	537,000	404,000	658,000
Less inventory reserve	(136,000)	(97,000)	(173,000)
Total inventory, net	$401,000	$307,000	$485,000

F-10

sound concepts, Inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 5. Property and Equipment

	June 30,	December 31,
	2018	2017	2016
	Unaudited
Computers	$20,000	$20,000	$42,000
Furniture and fixture	26,000	26,000	26,000
Machinery and equipment	132,000	127,000	127,000
Software	113,000	113,000	142,000
Vehicles	123,000	110,000	110,000
Total property and equipment	414,000	396,000	447,000
Accumulated Depreciation	(324,000)	(350,000)	(347,000)
Total property and equipment, net	$90,000	$46,000	$100,000

Depreciation expense for the years ended December 31, 2017 and 2016 amounted to $59,000 and $67,000, respectively. Depreciation expense for the six months ended June 30, 2018 and 2017 amounted to $26,000 and $29,000, respectively.

During the year ended December 31, 2017, the Company disposed certain fully depreciated property and equipment with an aggregate cost of $56,000. During the six months ended June 30, 2018, the Company disposed a fully depreciated vehicle with a cost of $45,000 and as a result, incurred gain of $20,000 which was recorded as part of other income (expense) in the accompanying financial statements

Note 6. Debt

Note Payable

In February 2014, the Company entered into a promissory note with Ford Motor Credit in the aggregate of $80,000 for the purchase of the Company’s vehicles. The notes had a 4-year term that matured on February 2018, bore interest at an average rate of 5% per annum and were secured by the vehicles purchased. As of December 31, 2017 and 2016, the notes’ obligation outstanding was $6,000 and $26,000 respectively. As of June 30, 2018, the note was fully paid.

On February 17, 2018, the Company entered into a promissory note with Ally Auto for $36,000 for the purchase of the Company’s vehicle. The note has a 75-month term with recurring monthly payments of principal and interest of $400 with a maturity on June 2024, bears interest at rate of 5.5% per annum and secured by the vehicle purchased by the Company. As of June 30, 2018, the note obligation outstanding was $35,000.

Credit Line Payable

On December 27, 2016, the Company entered into a financing agreement with a financial institution, Zions National First Bank (ZB, N.A.), to obtain a line of credit. The Financing Agreement provided the Company with a revolving credit facility in an aggregate principal amount not to exceed $500,000 at any time outstanding.

The line of credit is secured by the Company’s assets, bears average interest rate of 4% per annum, matures every anniversary but is automatically renewed for one year, until terminated by the parties. The line of credit currently will mature on December 27, 2018.

As of June 30 2018 and December 31, 2017, the line of credit outstanding was $175,000 and $280,000 respectively. There was no outstanding balance as of December 31, 2016.

F-11

sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 7. Commitments and Contingencies

Operating Leases

The Company’s principal executive offices are leased from related-parties (see Note 8) and are located in 782 S. Auto Mall Drive, Suite A, American Fork, Utah, which includes approximately 12,534 square feet. In addition, it leased 3,650 square feet in 767 S. Auto Mall Drive, Suite 3, American Fork, Utah. The lease term for both buildings is month-by-month, with a total monthly rental fee of $21,000.

Rent expense was $256,000 and $239,000 for the year ended December 31, 2017 and 2016, respectively, and was $133,000 and $124,000 for the six months ended June 30, 2018 and 2017, respectively.

The Company separately has two operating leases. One of the operating leases was for its copier with Xerox, with monthly payment of $5,000 starting September 26, 2016 on a 5-year term. The other is for the Amazon software license from Western Digital Equipment, with monthly payment of $4,000 starting August 16, 2016 on a 3-year term.

The following is the Company’s operating lease commitments for the next four fiscal years:

Year Ending	Lease
December 31,	Obligation
2018	$54,000
2019	90,000
2020	60,000
2021	44,000
Total	$248,000

Note 8. Related Party

Lease

The Company’s lessor is JMCC Properties, which is an entity owned and controlled by the same owners and officers of the Company During the years ended December 31, 2017 and 2016, the Company has incurred $256,000 and $239,000, respectively, representing the rental expenses of the office building. During the six months ended June 30, 2018 and 2017, the Company has incurred a total of $133,000 and $124,000, respectively, representing the rental expenses of the office building.

The balance due to JMCC Properties was $0 as of June 30, 2018, and was $21,000 and $0 as of December 31, 2017 and 2016, respectively. The balance was included within accrued expenses in the balance sheet.

Advances

The Company periodically extends advances to officers, employees and related parties of the Company. There are no formal agreements for these advances, are unsecured and due on demand and accordingly are included as a current asset on the accompanying balance sheet.

As of June 30, 2018, December 31, 2017 and 2016, the balance due from the officer/related party was $29,000, $46,000, and $32,000, respectively.

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sound concepts, inc.

Notes to Financial Statements

Years ended december 31, 2017 and 2016

and six months ended June 30, 2018 and 2017 (unaudited)

Note 9. Equity

The Company is authorized to issue 126,000 shares of common stock, $0.001 par value per share of which 122,000 shares are currently issued and outstanding as of June 30, 2018, December 31, 2017 and 2016, respectively.

During the year ended December 31, 2011, the Company purchased back 6,000 shares of common stock from a prior owner at $74.17 per share or $445,000

Note 10 – Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 31, 2017 through October 23, 2018, the date of issuance of these financial statements. During this period, we did not have any significant subsequent events.

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